Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85094 of Dominion Resources, Inc. on Form S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of Thrift Plan of CNG Transmission Corporation and Hope Gas, Inc. for Employees Represented by the United Gas Workers Union, Local No. 69 - Division II, SEIU, AFL-CIO for the six months ended December 31, 2002.

/s/ Deloitte & Touche LLP

Richmond, Virginia
June 23, 2003